                                                                   EXHIBIT 99(c)
                       AMERICAN HONDA FINANCE CORPORATION
                    Annual Statement to Certificateholder --
                   Honda Auto Receivables 2002-2 Owner Trust
                          04/01/2002 THROUGH 03/31/2003


I. ORIGINAL DEAL PARAMETER INPUTS
  (A) Total Portfolio Balance                           $1,850,000,000.03
  (B) Total Securities Balance                          $1,850,000,000.03
  (C) Class A-1 Notes
    (i)   Class A-1 Notes Balance                         $494,000,000.00
    (ii)  Class A-1 Notes Percentage
(C(i)/IB)                                                          26.70%
    (iii) Class A-1 Notes Rate                                   1.95000%
    (iv) Class A-1 Notes Accrual Basis                         Actual/360
  (D) Class A-2 Notes
    (i)   Class A-2 Notes Balance                         $420,000,000.00
    (ii)  Class A-2 Notes Percentage
(D(i)/IB)                                                          22.70%
    (iii) Class A-2 Notes Rate                                     2.910%
    (iv) Class A-2 Notes Accrual Basis                             30/360
  (E) Class A-3 Notes
    (i)   Class A-3 Notes Balance                         $530,000,000.00
    (ii)  Class A-3 Notes Percentage
(E(i)/B)                                                           28.65%
    (iii) Class A-3 Notes Rate                                     3.830%
    (iv) Class A-3 Notes Accrual Basis                             30/360
  (F) Class A-4 Notes
    (i)   Class A-4 Notes Balance                         $359,750,000.00
    (ii)  Class A-4 Notes Percentage
(F(i)/B)                                                           19.45%
    (iii) Class A-4 Notes Rate                                     4.490%
    (iv) Class A-4 Notes Accrual Basis                             30/360
  (G) Certificates
    (i)   Certificates Balance                             $46,250,000.03
    (ii)  Certificates Percentage (G(i)/B)                          2.50%
    (iii) Certificates Rate                                        4.490%
    (iv) Certificates Accrual Basis                                30/360
  (H) Servicing Fee Rate                                            1.00%
  (I) Portfolio Summary
    (i)   Weighted Average Coupon (WAC)                             6.36%
    (ii)  Weighted Average Original Maturity                              months
(WAOM)                                                              57.18
    (iii) Weighted Average Remaining                                      months
Maturity (WAM)                                                      48.93
    (iv) Number of Receivables                                    133,068
  (J) Reserve Account
    (i)   Reserve Account Initial Deposit
Percentage                                                          0.50%
    (ii)  Reserve Account Initial Deposit                   $9,250,000.00
    (iii) Specified Reserve Account
Percentage                                                          0.75%
    (iv) Specified Reserve Account Balance                  $9,606,227.16

  (K) Yield Supplement Account Deposit                      $4,316,188.63

II. INPUTS FROM PREVIOUS MONTHLY SERVICER
REPORTS
  (A) Total Portfolio Balance                           $1,850,000,000.03
  (B) Total Securities Balance                          $1,850,000,000.03
  (C) Cumulative Note and Certificate Pool
Factor                                                          1.0000000
  (D) Class A-1 Notes
    (i)   Class A-1 Notes Balance                         $494,000,000.00
    (ii)  Class A-1 Notes Pool Factor                           1.0000000
    (iii) Class A-1 Notes Interest Carryover
Shortfall                                                           $0.00

    (iv) Class A-1 Notes Principal Carryover
Shortfall                                                           $0.00
  (E) Class A-2 Notes
    (i)   Class A-2 Notes Balance                         $420,000,000.00
    (ii)  Class A-2 Notes Pool Factor                           1.0000000
    (iii) Class A-2 Notes Interest Carryover
Shortfall                                                           $0.00
    (iv) Class A-2 Notes Principal Carryover
Shortfall                                                           $0.00
  (F) Class A-3 Notes
    (i)   Class A-3 Notes Balance                         $530,000,000.00
    (ii)  Class A-3 Notes Pool Factor                           1.0000000
    (iii) Class A-3 Notes Interest Carryover
Shortfall                                                           $0.00
    (iv) Class A-3 Notes Principal Carryover
Shortfall                                                           $0.00
  (G) Class A-4 Notes
    (i)   Class A-4 Notes Balance                         $359,750,000.00
    (ii)  Class A-4 Notes Pool Factor                           1.0000000
    (iii) Class A-4 Notes Interest Carryover
Shortfall                                                           $0.00
    (iv) Class A-4 Notes Principal Carryover
Shortfall                                                           $0.00
  (H) Certificates
    (i)   Certificates Balance                             $46,250,000.03
    (ii)  Certificates Pool Factor                              1.0000000
    (iii) Certificates Interest Carryover
Shortfall                                                           $0.00
    (iv) Certificates Principal Carryover
Shortfall                                                           $0.00
  (I) Servicing Fee
    (i)   Servicing Fee Shortfall                                   $0.00
  (J) End of Prior Month Account Balances
    (i)   Reserve Account                                   $9,250,000.00
    (ii)   Yield Supplement Account                         $4,316,188.63
    (iii) Payahead Account                                          $0.00
    (iv) Advances Outstanding                                       $0.00
  (K) Portfolio Summary as of End of Prior
Year
    (i)   Weighted Average Coupon (WAC)                             6.36%
    (ii)  Weighted Average Remaining                                      months
Maturity (WAM)                                                      48.93
    (iii) Number of Receivables                                   133,068
  (L) Note and Certificate Percentages
    (i)   Note Percentage                                         100.00%
    (ii)  Certificate Percentage                                    0.00%

III. INPUTS FROM THE MAINFRAME
  (A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                           $0.00
    (ii)  Prepayments in Full                                       $0.00
    (iii) Prepayments in Full due to
Repurchases                                                         $0.00
  (B) Precomputed Contracts Total
Collections                                                         $0.00
  (C) Precomputed Interest Receivables
Interest (B-A((I)+(ii)+(iii)))                                      $0.00
  (D) Simple Interest Receivables Principal
    (i)   Principal Collections                           $406,891,898.33
    (ii)  Prepayments in Full                             $215,220,960.98
    (iii) Repurchased Receivables Related to
Principal                                                           $0.00
  (E) Simple Interest Receivables Interest
    (i)   Simple Interest Collections                      $90,907,373.28
  (F) Payment Advance for Precomputes
    (i) Reimbursement of Previous Advances                          $0.00
    (ii) Current Advance Amount                                     $0.00

  (G) Interest Advance for simple Interest - Net              $622,533.46
  (H) Payahead Account
    (i)  Payments Applied                                           $0.00
    (ii) Additional Payaheads                                       $0.00
  (I) Portfolio Summary as of End of Month
    (i)   Weighted Average Coupon (WAC)                             6.33%
    (ii)  Weighted Average Remaining                                      months
Maturity (WAM)                                                      39.36
    (iii) Remaining Number of Receivables                         108,676


  (J) Delinquent Receivables                        # Units                                 Dollar Amount
                                                    -------                                 -------------

    (i)  31-60 Days Delinquent                 2,265       2.08%        $27,742,756.65                    2.27%
    (ii)  61-90 Days Delinquent                  350       0.32%         $4,245,691.46                    0.35%
    (ii) 91 Days or More Delinquent               52       0.05%           $551,622.98                    0.05%
  (K) Vehicles Repossessed During Collection
Period                                            60       0.06%           $919,141.71                    0.08%
  (L) Total Accumulated Repossessed Vehicles
in Inventory                                     113       0.10%         $1,575,426.83                    0.13%


IV. INPUTS DERIVED FROM OTHER SOURCES
  (A) Collection Account Investment Income                                 $0.00
  (B) Reserve Account Investment Income                              $144,746.72
  (C) Yield Supplement Account Investment
Income                                                                $41,075.32
  (D) Trust Fees Expense                                               $9,000.00
  (E) Aggregate Net Losses for Collection
Period                                                             $3,589,097.16
  (F) Liquidated Receivables Information
    (i) Gross Principal Balance on
Liquidated Receivables                                             $5,975,491.19
    (ii) Liquidation Proceeds                                       1,477,058.10
    (ii) Recoveries from Prior Month Charge
Offs                                                                 $909,335.93
  (G) Days in Accrual Period                                                 328
  (H) Deal age                                                                11

                                   COLLECTIONS

V. INTEREST COLLECTIONS
  (A) Total Interest Collections
(III(C+E(i)-F(i)+F(ii)+G)                                     $91,529,906.74

VI. PRINCIPAL COLLECTIONS
  (A) Principal Payments Received
(III(A((i)+(ii))+(D(i)+(ii)))                                $622,112,859.31
  (B) Liquidation Proceeds  (IV(F(i)))                          1,477,058.10
  (C) Repurchased Loan Proceeds Related to
Principal  (III(A(iii)+D(iii)))                                         0.00
  (D) Recoveries from Prior Month Charge Offs
(IV(F(ii)))                                                       909,335.93
                                                     ------------------------
  (E) Total Principal Collections
(A+B+C+D)                                                     624,499,253.34

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS
(V(A)+VI(E))                                                  716,029,160.08
--------------

VIII. YIELD SUPPLEMENT DEPOSIT                                 $2,086,078.69
------------------------------

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)
                                                              718,115,238.77


                                  DISTRIBUTIONS

X. FEE DISTRIBUTIONS
  (A) Servicing Fee
    (i)   Servicing Fee Due
(I(H)/12)(II(B))+(II(H)(i))                                      $14,326,665.96
    (ii)  Servicing Fee Paid                                     $14,326,665.96
                                                       -------------------------
    (iii) Servicing Fee Shortfall                                         $0.00
  (B) Reserve Account Investment Income
(IV(B))                                                              144,746.72
  (C) Yield Supplement Account Investment
Income  (IV(C))                                                       41,075.32
  (D) Trust Fees Expense (IV(D))
                                                                       9,000.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
  (A) Interest
    (i) Class A-1 Notes
       (a)   Class A-1 Notes Interest Due                         $3,772,392.36
       (b)  Class A-1 Notes Interest Paid                          3,772,392.36
                                                       -------------------------
       (c) Class A-1 Notes Interest Shortfall                             $0.00
    (ii) Class A-2 Notes
       (a)   Class A-2 Notes Interest Due                        $10,731,188.14
       (b)  Class A-2 Notes Interest Paid                         10,731,188.14
                                                       -------------------------
       (c) Class A-2 Notes Interest Shortfall                             $0.00
    (iii) Class A-3 Notes
       (a)   Class A-3 Notes Interest Due                        $18,212,713.86
       (b)  Class A-3 Notes Interest Paid                         18,212,713.86
                                                       -------------------------
       (c) Class A-3 Notes Interest Shortfall                             $0.00
    (iv) Class A-4 Notes
       (a)   Class A-4 Notes Interest Due                        $14,492,628.65
       (b)  Class A-4 Notes Interest Paid                         14,492,628.65
                                                       -------------------------
       (c) Class A-4 Notes Interest Shortfall                             $0.00
    (v) Total Note Interest
       (a)   Total Note Interest Due                             $47,208,923.01
       (b)  Total Note Interest Paid                              47,208,923.01
                                                       -------------------------
       (c) Total Note Interest Shortfall                                  $0.00
       (d) Reserve Fund Withdrawn for Note
Interest                                                                  $0.00
Amount available for distributions after Fees &
Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))                         656,570,649.80
  (B) Principal
    (i) Noteholders' Principal Distribution
Amounts                                                         $624,312,671.24
    (ii) Class A-1 Notes Principal
       (a)   Class A-1 Notes Principal Due
                                                                 494,000,000.00
       (b)  Class A-1 Notes Principal Paid                       494,000,000.00
                                                       -------------------------
       (c) Class A-1 Notes Principal Shortfall                            $0.00
       (d) Reserve Fund drawn                                             $0.00
    (iii) Class A-2 Notes Principal
       (a)   Class A-2 Notes Principal Due                      $130,312,671.24
       (b)  Class A-2 Notes Principal Paid                      $130,312,671.24
                                                       -------------------------
       (c) Class A-2 Notes Principal Shortfall                            $0.00
       (d) Reserve Fund drawn                                             $0.00
    (iv) Class A-3 Notes Principal

       (a)   Class A-3 Notes Principal Due                                $0.00
       (b)  Class A-3 Notes Principal Paid                                $0.00
                                                       -------------------------
       (c) Class A-3 Notes Principal Shortfall                            $0.00
       (d) Reserve Fund drawn                                             $0.00
    (v) Class A-4 Notes Principal
       (a)   Class A-4 Notes Principal Due                                $0.00
       (b)  Class A-4 Notes Principal Paid                                $0.00
                                                       -------------------------
       (c) Class A-4 Notes Principal Shortfall                            $0.00
       (d) Reserve Fund drawn                                             $0.00
    (vi) Total Notes Principal
       (a)   Total Notes Principal Due                          $624,312,671.24
       (b)  Total Notes Principal Paid                           624,312,671.24
                                                       -------------------------
       (c) Total Notes Principal Shortfall                                $0.00
       (d) Reserve Fund drawn                                             $0.00

XII. RESERVE FUND DEPOSIT
  Amount available for deposit into reserve account              $32,257,978.56
  Amount deposited into reserve Account                            4,625,000.00
                                                       -------------------------
  Excess Amount Release from Reserve Account                       4,268,772.84
                                                       -------------------------
  Excess funds available to
Certificateholders                                                31,901,751.40
                                                       -------------------------

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
  (A) Interest
     (i)   Certificate Interest Due                               $1,856,584.21
     (ii)   Certificate Interest Shortfall
Beginning Balance                                                         $0.00
                                                       -------------------------
     (iii)   Total Certificate Interest Due                       $1,856,584.21
     (iv)  Certificate Interest Paid                               1,856,584.21
     (v) Certificate Interest Shortfall
Ending Balance                                                            $0.00
  (B) Principal
     (i)   Certificate Principal Due                              $3,775,679.26
     (ii)   Certificate Principal Shortfall
Beginning Balance                                                         $0.00
                                                       -------------------------
     (iii)   Total Certificate Principal Due                      $3,775,679.26
     (iv)  Certificate Principal Paid                              3,775,679.26
     (v) Certificate Principal Shortfall
Ending Balance                                                            $0.00
  (C) Release to Seller                                          $26,269,487.93

                              DISTRIBUTIONS SUMMARY

  (A) Total Collections                                         $718,115,238.77
  (B) Service Fee                                                $14,326,665.96
  (C) Trustee Fees                                                    $9,000.00
  (D) Class A1 Amount                                           $497,772,392.36
  (E) Class A2 Amount                                           $141,043,859.38
  (F) Class A3 Amount                                            $18,212,713.86
  (G) Class A4 Amount                                            $14,492,628.65
  (H) Amount Deposited into Reserve Account                       $4,625,000.00
  (I) Certificateholders                                          $5,632,263.47
  (J) Release to seller                                          $26,269,487.93
  (K) Total amount distributed                                  $722,384,011.61
  (L) Amount of Draw from Reserve Account                                  0.00
  (M) Excess Amount Released from Reserve
Account                                                            4,268,772.84

                         PORTFOLIO AND SECURITY SUMMARY


XIV. POOL BALANCES AND PORTFOLIO INFORMATION

  (A) Balances and Principal Factors                   Beginning of Period                    End of Period
                                                       -------------------                    -------------

    (i)    Aggregate Balance of Notes                    $1,803,750,000.00                $1,179,437,328.76
    (ii)   Note Pool Factor                                      1.0000000                        0.6538807
    (iii)  Class A-1 Notes Balance                          494,000,000.00                             0.00
    (iv)   Class A-1 Notes Pool Factor                           1.0000000                        0.0000000
    (v)    Class A-2 Notes Balance                          420,000,000.00                   289,687,328.76
    (vi)   Class A-2 Notes Pool Factor                           1.0000000                        0.6897317
    (vii)  Class A-3 Notes Balance                          530,000,000.00                   530,000,000.00
    (viii) Class A-3 Notes Pool Factor                           1.0000000                        1.0000000
    (ix)  Class A-4 Notes Balance                           359,750,000.00                   359,750,000.00
    (x) Class A-4 Notes Pool Factor                              0.0000000                        1.0000000
    (xi)   Certificates Balance                              46,250,000.03                    42,474,320.77
    (xii)    Certificates Pool Factor                            1.0000000                        0.9183637
    (xiii)   Total Principal Balance of Notes
and Certificates                                          1,850,000,000.03                 1,221,911,649.53

  (B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                              6.36%                            6.33%
    (ii)  Weighted Average Remaining Maturity                               months                          months
(WAM)                                                                48.93                            39.36
    (iii) Remaining Number of Receivables                          133,068                          108,676
    (iv)  Portfolio Receivable Balance                   $1,850,000,000.03                $1,221,911,649.53
  (C) Outstanding Advance Amount                                     $0.00                      $622,533.46
  (D) Outstanding Payahead Balance                                   $0.00                            $0.00


                               SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
  (A) Beginning Reserve Account Balance                          $9,250,000.00
  (B) Draws                                                               0.00
    (i)   Draw for Servicing Fee                                          0.00
    (ii)  Draw for Interest                                               0.00
    (iii) Draw for Realized Losses                                        0.00
  (C) Excess Interest Deposited into the
Reserve Account                                                   4,625,000.00
  (D) Reserve Account Balance Prior to
Release                                                          13,875,000.00
  (E) Reserve Account Required Amount                             9,606,227.16
  (F) Final Reserve Account Required Amount                       9,606,227.16
  (G) Excess Reserve Account Amount                               4,268,772.84
  (H) Ending Reserve Account Balance                              9,606,227.16

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
  (A) Beginning Yield Supplement Account Balance                  4,316,188.63
  (B) Investment Earnings                                            41,075.32
  (C) Investment Earnings Withdraw                                   41,075.32
  (D) Additional Yield Supplement Amounts                                 0.00
  (E) Yield Supplement Deposit Amount                             2,086,078.69
                                                      -------------------------
  (F) Ending Yield Supplement Account Balance                     2,230,109.94

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  (A) Liquidated Contracts
    (i)   Liquidation Proceeds                                   $1,477,058.10
    (ii) Recoveries on Previously Liquidated
Contracts                                                           909,335.93
  (B) Aggregate Net Losses for Collection
Period                                                            3,589,097.16
  (C) Net Loss Rate for Collection Period
(annualized)                                                             0.23%
  (D) Cumulative Net Losses for all Periods                       3,589,097.16


  (E) Delinquent Receivables                      # Units                                    Dollar Amount
                                                  -------                                    -------------

    (i)  31-60 Days Delinquent                 2,265       2.08%                           $27,742,756.65  2.27%
    (ii)  61-90 Days Delinquent                  350       0.32%                            $4,245,691.46  0.35%
    (ii) 91 Days or More Delinquent               52       0.05%                              $551,622.98  0.05%

XVIII. REPOSSESSION ACTIVITY

                                                  # Units                                    Dollar Amount
                                                  -------                                    -------------
  (A) Vehicles Repossessed During Collection
Period                                            60       0.06%                              $919,141.71  0.08%
  (B) Total Accumulated Repossessed Vehicles
in Inventory                                     113       0.10%                            $1,575,426.83  0.13%



XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT
BALANCE
  (A) Ratio of Net Losses to the Pool Balance
as of Each Collection Period
    (i) Second Preceding Collection Period                              0.37%
    (ii) Preceding Collection Period                                    0.44%
    (iii) Current Collection Period                                     0.42%
    (iv) Three Month Average (Avg(i,ii,iii))                            0.41%
  (B) Ratio of Balance of Contracts Delinquent 60 Days or
      More to theOutstanding Balance of Receivables.
    (i) Second Preceding Collection Period                              0.69%
    (ii) Preceding Collection Period                                    0.56%
    (iii) Current Collection Period                                     0.47%
    (iv) Three Month Average (Avg(i,ii,iii))                            0.57%


  (C) Loss and Delinquency Trigger Indicator Trigger was not hit.



I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.


By:
/S/ JOHN I. WEISICKLE
JOHN I. WEISICKLE, VICE PRESIDENT